EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
PrivateBancorp, Inc.

We consent to the incorporation, by reference, in the Registration Statement (No. 333-43830) on Form S-8 of PrivateBancorp, Inc. filed August 15, 2000, of our report dated April 24, 2003, relating to the financial statements and schedules of PrivateBancorp, Inc. Savings and Retirement Plan included in the December 31, 2002, Annual Report on Form 11-K of PrivateBancorp, Inc. Savings and Retirement Plan.



/s/ PHILIP ROOTBERG & COMPANY, LLP

Chicago, Illinois
June 25, 2004